Exhibit 99.1

Guardian Pharmacy Services, Inc. Announces Preliminary Fourth Quarter and Full Year 2024 Results;

Provides 2025 Financial Guidance and Earnings Conference Call Date

ATLANTA—March 3, 2025—(BUSINESS WIRE)—Guardian Pharmacy Services, Inc. (“Guardian” or the “Company”) (NYSE: GRDN), one of the nation’s largest long-term care (LTC) pharmacy services companies, today announced certain preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2024.

Guardian will discuss these preliminary unaudited financial results and guidance during a presentation today at 9:50 a.m. ET at the Raymond James & Associates 46th Annual Institutional Investors Conference, being held in Orlando, Florida. The live audio webcast of the presentation will be available online at https://investors.guardianpharmacy.com. A replay will also be available at such location for 30 days.

“We’re proud to report that we ended the year on a strong note, exceeding our expectations for the fourth quarter and year ended December 31, 2024. The outperformance was driven by strong organic growth, acquisitions, and the new benefit of the seasonal trend related to conducting vaccine clinics in certain long-term care facilities we serve. Looking ahead, we enter 2025 well-positioned for success and we remain committed to meeting the needs of all of the residents we serve,” said Fred Burke, President & CEO of Guardian.

The selected unaudited results in this press release are preliminary and subject to the Company’s normal quarter and year-end accounting procedures and external audit by the Company’s independent registered public accounting firm. Therefore, these preliminary unaudited results are subject to adjustment. In addition, these preliminary unaudited results are not a comprehensive statement of the Company’s financial results for the year ended December 31, 2024 and should not be viewed as a substitute for full, audited financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”).

Fourth Quarter and Full Year Selected Preliminary Unaudited Financial Information

Three Months Ended December 31, 2024

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Revenue is expected to be approximately $338.6 million, an expected increase of approximately 20.5% year-over-year, driven by organic growth of the business and the previously announced acquisitions of Heartland Pharmacy and Freedom Pharmacy, completed on April 1, 2024 and November 1, 2024, respectively. Revenue was also positively impacted by an increase in flu and COVID-19 vaccinations administered through clinics in certain long-term care facilities we serve.

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Resident Count is expected to be approximately 186,000 at the end of the quarter, an expected increase of approximately 14.1% year-over-year, which can be attributed to organic growth of the business and acquisitions of Heartland Pharmacy and Freedom Pharmacy.

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Net Income is expected to be between $10.1 million and $11.1 million, an expected decrease between $3.5 million and $4.5 million year-over-year, primarily attributable to expected income tax provision expense between $5.0 million and $6.0 million.

•

Adjusted EBITDA is expected to be approximately $25.9 million, an expected increase of approximately 30.3% year-over-year. See reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, below.

Year Ended December 31, 2024

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Revenue is expected to be approximately $1.228 billion, an expected increase of approximately 17.4% year-over-year, driven by organic growth of the business and the previously announced acquisitions of Heartland Pharmacy and Freedom Pharmacy, completed on April 1, 2024, and November 1, 2024, respectively. Revenue was also positively impacted by an increase in flu and COVID-19 vaccinations administered through clinics in certain long-term care facilities we serve.

•

Net Income (loss) is expected to be between ($71.8) million and ($72.8) million, an expected decrease between $109.5 million and $110.5 million year-over-year, primarily attributable to approximately $131.5 million of share-based compensation expense, the majority of which is associated with our Corporate Reorganization and initial public offering (“IPO”). This also resulted in a net loss per share for the year.

•

Adjusted EBITDA is expected to be approximately $90.8 million, an expected increase of approximately 19.2% year-over-year. See reconciliation of adjusted EBITDA to net income, the most directly comparable GAAP financial measure, below.

Initial 2025 Full Year Guidance

For the full year ending December 31, 2025, Guardian is providing the following guidance:

•	Revenue of $1.330 billion to $1.350 billion

•	Adjusted EBITDA of $97.0 million to $101.0 million

Guardian has not provided a quantitative reconciliation of forecasted Adjusted EBITDA, a non-GAAP financial measure to forecasted net income within this communication because Guardian is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence due to the variability and complexity of such items. These items include, but are not limited to, income taxes and share-based compensation. These items, which could materially affect the computation of forecasted net income, are inherently uncertain and depend on various factors.

Earnings Conference Call Information

Guardian will announce complete fourth quarter and full year 2024 financial results and host a conference call to discuss such results on Wednesday, March 26, 2025, at 4:30 p.m. ET.

The conference call can also be accessed by dialing +1 (646) 564-2877 for U.S. participants, or +1 (800) 549 8228 for international participants, and referencing conference ID “69868.” A replay will be available online at https:/investors.guardianpharmacy.com shortly after the call’s completion and will remain available for approximately 60 days.

About Guardian Pharmacy Services

Guardian Pharmacy Services is a leading long-term care pharmacy services company that provides an extensive suite of technology-enabled services designed to help residents of long-term health care facilities (“LTCFs”) adhere to their appropriate drug regimen, which in turn helps reduce the cost of care and improve clinical outcomes. As of December 31, 2024, our 51 pharmacies served approximately 186,000 residents in approximately 7,000 LTCFs across 38 states.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are all statements other than those of historical fact. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are forward-looking. These statements are often, but not always, made through the use of words such as “aims,” “anticipates,” “believes,” “continue,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “should,” “will,” “would,” and similar expressions. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors, many of which are beyond our control. Such risks and uncertainties include: our ability to effectively execute our business strategies, implement new initiatives and improve efficiency; our ability to effectively market and sell, customer acceptance of, and competition for, our pharmaceutical services in new and existing markets; our relationships with pharmaceutical wholesalers and key manufacturers, LTCFs and health plan payors; our ability to maintain and expand relationships with LTCF operators on favorable terms; the impact of a national emergency, public health crisis, global pandemic or outbreak of infectious disease on our employees and business and on our supply chain and the LTCFs we serve; continuing government and private efforts to lower pharmaceutical costs, including by limiting pharmacy reimbursements; changes in, and our ability to comply with, healthcare and other applicable laws, regulations or interpretations; further consolidation of managed care organizations and other health plan payors and changes in the terms of our agreements with these parties; our ability to retain members of our senior management team, our local pharmacy management teams and our pharmacy professionals; our exposure to, and the results of, claims, legal proceedings and governmental inquiries; our ability to maintain the security and integrity of our operating and information technology systems and infrastructure (e.g., against cyber-attacks); product liability, product recall, personal injury or other health and safety issues related to the pharmaceuticals we dispense; the impact of supply chain and other manufacturing disruptions or trade policies related to the pharmaceuticals we dispense; the sufficiency of our sources of liquidity and financial resources to fund our future operating expenses and capital expenditure requirements, and our ability to raise additional capital, if needed; the misuse or off-

label use, or errors in the dispensing or administration, of the pharmaceuticals we dispense; and volatility of our stock price. We are subject to additional risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission from time to time, including in the “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained in our most recent Quarterly Report on Form 10-Q, which reports are made publicly available at www.sec.gov and via our website, investors.guardianpharmacy.com Any forward-looking statements in this press release should be evaluated in light of these important risk factors. This press release reflects management’s views as of the date hereof. Except to the extent required by applicable law, Guardian undertakes no obligation to update or revise any information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise.

Preliminary Unaudited Financial Results

The Company is presenting certain preliminary unaudited financial results as of and for the three months and year ended December 31, 2024, based upon the information available to the Company as of the date of this press release. These preliminary unaudited results are not a comprehensive statement of the Company’s results for such periods, and the Company’s actual results may differ materially from these preliminary unaudited results. These preliminary unaudited results are inherently uncertain and subject to change as the Company completes the preparation of its consolidated financial statements and related notes and its financial close procedures for the year ended December 31, 2024. Therefore, you should not place undue reliance upon this information. The Company’s independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary unaudited financial information included herein and, accordingly, does not express any opinion or any other form of assurance with respect thereto.

The Company currently intends to release its finalized fourth quarter and full year earnings results on March 26, 2025, and management will hold a conference call to discuss the results at 4:30 p.m. ET on March 26, 2025. You should carefully review the Company’s consolidated financial statements for the year ended December 31, 2024, when they become available.

Use of Non-GAAP Financial Measures

To supplement our results prepared in accordance with GAAP, we also present Adjusted EBITDA, which is a non-GAAP financial measure. We define Adjusted EBITDA as net income (loss) before interest expense, income taxes, depreciation and amortization, as adjusted to exclude the impact of items and amounts that we view as not indicative of our core operating performance, including share-based compensation, acquisition accounting adjustments, certain legal and regulatory items, and IPO-related costs. Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies.

We use Adjusted EBITDA to better understand and evaluate our core operating performance and trends. We believe that presenting Adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results, as it permits investors to view our core business performance using the same metrics that management uses to evaluate our performance.

There are a number of limitations related to the use of Adjusted EBITDA rather than the most directly comparable GAAP financial measure, including:

•	Adjusted EBITDA does not reflect interest and income tax payments that represent a reduction in cash available to us;

•

Depreciation and amortization are non-cash charges and the assets being depreciated may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the impact of share-based compensation; and

•	Adjusted EBITDA excludes the impact of certain legal and regulatory items, which can affect our current and future cash requirements.

Because of these limitations, Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. You should consider Adjusted EBITDA alongside other financial measures, including net income and our other financial results presented in accordance with GAAP. For a reconciliation of Adjusted EBITDA to net income for the historical periods presented herein, please see the reconciliation tables below.

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP financial measure, are set forth below.

	Three Months Ended December 31, 2024		Year Ended December 31, 2024
(in millions)	Low	High	Low	High
Net income (loss)	$10.1	$11.1	$(72.8)	$(71.8)
Add:
Interest expense	0.4	0.4	3.3	3.3
Depreciation and amortization	5.2	5.2	19.8	19.8
Provision for income taxes	6.0	5.0	6.2	5.2

EBITDA	$21.7	$21.7	$(43.5)	$(43.5)

Share-based compensation (1)	3.5	3.5	131.5	131.5
Certain legal & other regulatory matters (2)	0.2	0.2	4.0	4.0
IPO-related costs (3)	0.5	0.5	0.5	0.5
Other (4)	—	—	(1.7)	(1.7)

Adjusted EBITDA	$25.9	$25.9	$90.8	$90.8

Net income (loss) as a percentage of revenue	3.0%	3.3%	(5.9)%	(5.8)%

Adjusted EBITDA as a percentage of revenue	7.6%	7.6%	7.4%	7.4%

(1)

Prior to the Corporate Reorganization and IPO, our share-based compensation expense primarily represented non-cash recognition of changes in the value of Restricted Interest Unit awards, which has historically been recorded as a liability using a cash settlement methodology as calculated on a quarterly basis. In connection with the Corporate Reorganization and IPO, certain Restricted Interest Unit awards were modified, resulting in share-based compensation expense of $125.7 million during the year ended December 31, 2024, based on the fair value of the modified awards. Going forward, these modified awards will be equity classified.

(2)

Represents non-recurring attorney’s fees, settlement costs and other expenses associated with certain legal proceedings. The Company excludes such charges when evaluating operating performance because it does not incur such charges on a predictable basis and exclusion allows for consistent evaluation of operations.

(3)	Represents non-recurring costs associated with our IPO.
(4)	Represents non-recurring proceeds from settlements related to payor reimbursement, which were recorded as revenue upon settlement..

Contact:

GuardianPharmacyIR@westwicke.com